CONFORMED


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


  Date of Report (Date of earliest event reported) May 14, 1998

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


     Pennsylvania                                   0-10822
                           25-1229323
        (State of other jurisdiction         (Commission File
Number)               (IRS Employer
                        of incorporation)
                       Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)




Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          On May 14, 1998 Biocontrol Technology, Inc.
(NASDAQ:BICO) announced
 today that it has received a $30 million proposal from an investment group for 30% ownership in subsidiary International Chemical Technologies, Inc. (ICTI). Biocontrol owns 58.4% of ICTI. Subject to ongoing due diligence, the proposal, which involves a "roll-up" of metal finishing plating companies, calls for an initial $1 million payment; a $9 million payment over the next 6 months; and a $20 million payment (half cash and half stock in the new company) with the closing of a public offering of the new roll-up company.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits - Press Release.

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.


                                   by  /s/   Fred E. Cooper
                                         Fred E. Cooper, CEO

DATED:  May 14, 1998
                                     BICO
                                       BIOCONTROL TECHNOLOGY, INC
                            2275 Swallow Hill Road, Building 2500
                                            Pittsburgh, PA  15220
Press Release

For More Information, Call:

Investors
Media
Diane McQuaide
Susan Taylor
1.412.429.0673  phone
1.412.279.9455 phone
1.412.279.9690  fax
1.412.279.9447 fax


   BIOCONTROL RECEIVES $30 MILLION "ROLL-UP" PROPOSAL FOR ICTI
                           SUBSIDIARY

     Pittsburgh, PA - May 14, 1998 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that it has received a $30 million proposal from an investment group for 30% ownership in subsidiary International Chemical Technologies, Inc. (ICTI). Biocontrol owns 58.4% of ICTI. Subject to ongoing due diligence, the proposal, which involves a "roll-up" of metal finishing plating companies, calls for an initial $1 million payment; a $9 million payment over the next 6 months; and a $20 million payment (half cash and half stock in the new company) with the closing of a public offering of the new roll-up company.
     The roll-up company would be formed from approximately 15 existing plating companies already using metal coating products with combined revenue of $200 million. By consolidating in this manner, the individual companies would have added value, purchasing power, cost efficiencies, and would be a prime source of revenue for ICTI through a licensing agreement to purchase ICTI's cemkoter metal coating product.
     The investment group believes it possible that cemkote may play an important role in augmenting or replacing existing metal coating processes. Cemkote is an alternative for the approximately  ten  million  metric tons  of  chromium  now  used annually worldwide for plating because cemkote and its application technology deliver a significantly harder and more abrasive resistant coating without the water and airborne toxic emissions of chromium plating.
     Biocontrol Chief Executive Officer, Fred E. Cooper, stated, "We have evaluated other proposals regarding the cemkote technology; however this "roll-up" proposal is the most attractive thus far, and Biocontrol will consider it along with other expected proposals."
     Biocontrol Technology, Inc. (www.bico.com) has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.